UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 16, 2022

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-3525	13-4922640
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $6.50 par value	AEP	The NASDAQ Stock Market LLC
6.125% Corporate Units	AEPPL	The NASDAQ Stock Market LLC
6.125% Corporate Units	AEPPZ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2022, the Board of Directors (the “Board”) of American Electric Power Company, Inc. (the “Company”) elected Benjamin G. S. Fowke III and Lewis Von Thaer to serve as directors of the Company effective February 22, 2022. Mr. Fowke was appointed to the Committee on Directors and Corporate Governance, the Finance Committee and the Human Resources Committee, and Mr. Von Thaer was appointed to the Audit Committee, the Nuclear Oversight Committee and the Technology Committee. The initial term as a director for each of Messrs. Fowke and Von Thaer will continue until the 2022 annual meeting of shareholders.

Mr. Fowke retired from Xcel Energy Inc. (“Xcel”) effective August 18, 2022. He served as Chief Executive Officer of Xcel from August 2011 to August 2021 and Chairman of the Board from August 2011 to December 2021. He also served as president of Xcel (August 2011 – March 2020), chief operating officer of Xcel (August 2009- August 2011) and chief financial officer of Xcel (October 2003 – August 2009).

Mr. Von Thaer has served as president and chief executive officer of Battelle Memorial Institute since October 2017. Prior to that, Mr. Von Thaer served as chief executive officer of DynCorp International (June 2015 – October 2017), president of Leidos, Inc. (2013 – 2015) and corporate vice president of General Dynamics Corporation and president of its Advances Information Systems division (2005 –2013).

The Board has determined that each of Messrs. Fowke and Von Thaer is an “independent” director under the Company’s Principles of Corporate Governance and the independence requirements of The NASDAQ Stock Market LLC, as well as the applicable rules promulgated by the Securities and Exchange Commission.

As non-employee directors, Messrs. Fowke and Von Thaer will receive the same compensation paid to other non-employee directors of the Company in accordance with the policies and procedures previously approved by the Board for non-employee directors.

In addition, on February 16, 2022, Stephen S. Rasmussen notified the Board that he would resign from the Board effective as of February 21, 2022. Mr. Rasmussen stated that he is resigning from the Board for personal reasons and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ David C. House
Name:	David C. House
Title:	Assistant Secretary

February 22, 2022